EXHIBIT 3.3

AMENDED AND RESTATED

BYLAWS

OF

MAP PHARMACEUTICALS, INC.

a Delaware corporation

i

ii

Section 9.8	Voting of Corporation’s Securities	18

ARTICLE 10. AMENDMENT OF BYLAWS

Section 10.1	Procedure	18
HISTORY OF BYLAWS		19

iii

AMENDED AND RESTATED

BYLAWS OF

MAP PHARMACEUTICALS, INC.

a Delaware corporation

ARTICLE 1.

OFFICES

Section 1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Additional Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2.2 Annual Meetings. Annual meetings of stockholders, commencing with the year 2004, shall be held on the 2nd Tuesday of May, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 2.3 Notice of Annual Meetings. Unless otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman, or, in the absence of the chairman, by the president or the secretary and shall be called by the chairman, or, in the absence of the chairman, by the president or the secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning a majority of the shares of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6 Notice of Special Meetings. Unless otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7 Business at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice or in the waiver of such notice pursuant to Section 2.8 hereof.

Section 2.8 Quorum. The holders of one vote more than fifty percent (i.e., 50% plus one share) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. At any meeting of stockholders, whether annual or special, or any adjournment thereof, including any such meeting at which a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9 Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at such meeting shall decide any question, other than the election of directors, brought before such meeting, except to the extent a different vote is required by express provision of the statutes or of the certificate of incorporation. All elections of directors by the stockholders of the Corporation shall be by plurality vote, except to the extent a different vote is required by express provision of the statutes or of the certificate of incorporation.

Section 2.10 Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.11 Organization. At each meeting of stockholders, the chairman, or in the absence of the chairman, the president, or if there is no president or if there be one and the president is absent, a vice president, and in case more than one vice president shall be present, that vice president designated by the board of directors (or in the absence of any such designation, the most senior vice president, based on age, present), shall act as chairman of the meeting. The secretary, or in his or her absence, one of the assistant secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

Section 2.12 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

Section 2.13 Action by Consent.

(a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation in the manner required by paragraph (a) of this Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner provided in said paragraph (a).

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3.

DIRECTORS

Section 3.1 Number and Term. The number of directors which shall constitute the whole board shall be fixed at nine (9). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until such director’s successor is elected and qualified. Directors need not be stockholders.

Section 3.2 Vacancies; Removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Any director of the Corporation may be removed from office at any time with or without cause, by the holders of a majority of shares of the Corporation then entitled to vote at an election of directors.

Section 3.3 Powers. The business and operations of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders or any stockholders. The board of directors may adopt such rules and regulations, not inconsistent with the statute, the certificate of incorporation or these bylaws, or as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.4 Place of Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 Annual Meetings. The first meeting of each newly elected board of directors shall be held at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the board of directors to hold such meeting at the same place as the annual meeting of the stockholders immediately following the adjournment thereof, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.7 Special Meetings. Special meetings of the board may be called by the chairman, or in the absence of the chairman, by the president or the secretary on five (5) days’ notice to each director, delivered in the manner provided in Section 4.2 of these bylaws; special meetings shall be called by the chairman, or in the absence of the a chairman, by the president or the secretary in like manner and on like notice upon the written request of two directors.

Section 3.8 Organization. At each meeting of the board of directors, the chairman, or in the absence of the chairman, the president, or in the absence of the president, a chairman chosen by a majority of the directors present, shall preside. The secretary shall act as secretary at each meeting of the board of directors. In case the secretary shall be absent from any meeting of the board of directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting

Section 3.9 Quorum; Voting; Telephone Meetings. At all meetings of the board, a majority of the directors then constituting the total number of the board, but not less than two directors except when a board of one director is authorized and acting, then one director, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any director may participate in any meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to the provisions of this Section 3.8 shall constitute presence in person at such meeting.

Section 3.10 Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 3.11 Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise the powers and authority of the board of directors in the management of the business and operations of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, or any successor provision thereto and only to the extent consistent with the certificate of incorporation and these bylaws, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provides and then only to the extent consistent with the certificate of incorporation and these bylaws, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, or any successor provision thereto. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.12 Minutes of Committees. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.13 Compensation. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such director in connection with the performance of his or her duties. Each director who shall serve as a member of any committee of directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the board of directors may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such director in the performance of his or her duties. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.14 Conflict of Interest.

(a) No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because such director or directors or officer or officers are present at or participates in the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or solely because such director’s or directors’ votes are counted for such purpose, if (1) the material facts as to such director’s or directors’ relationships or interests and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to such director’s or directors’ relationships or interests as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE 4.

NOTICES

Section 4.1 Notice to Stockholders. Whenever, under the provisions of applicable law or of the certificate of incorporation or of these bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice only, but such notice may be given in writing, by mail, addressed to such stockholder, at such stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 4.2 Notice to Directors. Whenever, under the provisions of applicable law or of the certificate of incorporation or of these bylaws, notice is required to be given to any director, it shall be delivered by the chairman or the president to such director within the time provided in Section 3.7 of these bylaws. Such notice either (i) may be in writing (A) delivered personally, (B) delivered by mailing to a director at such director’s address as it appears in the records of the Corporation, (C) delivered by telecopier or other means of electronic facsimile transmittal or (D) delivered by telegram or (ii) may be oral given either in person or by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If by telecopier or other electronic means of facsimile transmittal, such notice shall be deemed delivered upon completion of transmittal from the sender thereof, provided that it shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. If by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, provided that the notice shall have been directed to such a place as is reasonably calculated to cause actual receipt of such notice by such director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in any notice of such meeting.

Section 4.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws to a stockholder or director, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation.

ARTICLE 5.

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall be chosen by the board of directors and shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person unless the certificate of incorporation otherwise provides.

Section 5.2 Additional Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 5.3 Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 5.4 Term of Office; Removal; Vacancies. The officers of the Corporation shall serve at the pleasure of the board of directors and shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

Section 5.5 Duties of Officers. The following officers of the Corporation, if and when elected by the board of directors of the Corporation, shall have the following duties (except to the extent otherwise determined by the Board):

(a) Chairman. The chairman, if one shall have been appointed, shall preside at all meetings of the board of directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the board of directors.

(b) President. The president (the “president”) shall have general and active management and control of the business and operations of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the stockholders and the board of directors. The president shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

(c) Vice Presidents. In the absence of the president or in the event of the president’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or president may from time to time prescribe.

(d) Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

(e) Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

(f) Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings or when the board of directors so requires, an account of all such treasurer’s transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the Corporation.

(g) Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. Each assistant treasurer, if required by the board of directors, shall give the Corporation a bond (which shall be renewed every six years)

in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the assistant treasurer’s office and for the restoration to the Corporation, in case of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the assistant treasurer’s possession or under the assistant treasurer’s control belonging to the Corporation.

ARTICLE 6.

CERTIFICATES OF STOCK

Section 6.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder of stock in the Corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.4 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.5 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided by Section 2.11(a) hereof. If no record date has been fixed by the board of directors and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE 7.

RIGHT OF FIRST OFFER

Section 7.1 Limitation on Transfer. No stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each, a “transfer”) any shares of common stock of the Corporation or any right, title or interest therein or thereto, except by a transfer which meets the requirements hereinafter set forth in these bylaws.

(a) If any stockholder wishes to transfer all or any portion of its, his or her shares of common stock, then such stockholder shall first offer such shares of common stock to the Corporation, by sending written notice to the Corporation, which shall state (i) the number of shares of common stock proposed to be transferred; (ii) the proposed purchase price per share; (iii) the proposed transferee; and (iv) the full terms and conditions of such sale. Upon delivery of such notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired.

(b) For a period of fifteen (15) days immediately following the delivery of the notice pursuant to Section 7.1(a), the Corporation shall have the option to purchase all or less than all of the shares specified in the notice at the purchase price and upon the terms and conditions set forth in such notice. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Article 7, the price shall be deemed to be the fair market value of the common stock at such time as determined in good faith by the Board of Directors. In the event the Corporation and/or its assignee(s) elect(s) to acquire any of the shares of common stock of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder, stating the number of shares of common stock that the Corporation is willing to purchase pursuant to this Section 7.1(b).

(i) The closing of the purchase by the Corporation under Section 7.1(b) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on the sixtieth day after the giving of the notice pursuant to Section 7.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the transferring stockholder shall deliver certificates representing the shares of common stock to be transferred, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such shares of common stock shall be free and clear of any liens (other than those arising hereunder and those attributable to actions by the Corporation thereof) and the transferring stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such shares of common stock. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise customary and necessary or appropriate.

(ii) In the event the Corporation and/or its assignee(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may transfer the shares specified in said transferring stockholder’s notice which were not acquired by the Corporation and/or its assignee(s) as specified in said transferring stockholder’s notice; provided that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days after the earlier to occur of (i) the waiver by the Corporation and/or its assignee(s) of their options to purchase the shares of common stock and (ii) the expiration of the fifteen (15) day period after the delivery of the transferring stockholder’s notice to the Corporation. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of these bylaws in the same manner as before said transfer. If such sale is not consummated within one hundred twenty (120) days after the earlier of (i) or (ii) in the preceding sentence, for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such shares of common stock may be made thereafter by the stockholder without again offering the same to the Corporation in accordance with this Section 7.1.

(c) If an Involuntary Transfer (as defined in that certain Second Amended and Restated Stockholders Agreement, dated as of January 19, 2006, by and between the Corporation and the stockholders named therein, as amended from time to time (the “Stockholders Agreement”)) of any shares of common stock owned by any stockholder shall occur, then the Corporation shall have the same rights as specified in Sections 7.1(a), respectively, with respect to such shares of common stock as if the Involuntary Transfer had been a proposed voluntary transfer by a stockholder and shall be governed by Section 7.1(a) except that (i) the time periods shall run from the date of receipt by the Secretary of the Corporation of actual notice of the Involuntary Transfer, (ii) such rights shall be exercised by notice to the transferee of such shares of common stock rather than to the stockholder who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per share shall be agreed upon by the transferee and the Corporation; provided, however, that if such parties fail to agree as to such purchase price, the purchase price shall be determined in accordance with Section 7.2(c).

(i) If the parties fail to agree upon the purchase price of the shares of common stock in accordance with Section 7.2(a) hereof, then the Corporation shall have the right to purchase the shares of common stock in accordance with this Section 7.2(b) at a purchase price as determined by a panel of three independent appraisers, which shall be nationally recognized investment banking firms or nationally recognized experts experienced in the valuation of corporations engaged in the business conducted by the Corporation. Within five (5) business days after the date the applicable parties determine that they cannot agree as to the purchase price, the Involuntary Transferee (as defined in the Stockholders Agreement) and the Corporation shall each designate one such appraiser that is willing and able to conduct such determination. If either the Involuntary Transferee or the Corporation or both, as the case may be, fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of five (5) business days after the designation of the second appraiser, designate a mutually acceptable third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the price per share of the shares of common stock to be transferred shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the price per share shall be the average of the determination of all three appraisers. Such determination shall be final and binding on the Involuntary Transferee and the Corporation. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it, and the Corporation for the fees and expenses of the appraiser designated by it. The Involuntary Transferee and the Corporation shall each share half the fees and expenses of the appraiser designated by the appraisers.

(ii) The closing of any purchase under this Section 7.2(b) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on the earlier to occur of on the earlier to occur of (a) the fifth business day after the purchase price per share shall have been agreed upon by the Involuntary Transferee and the Corporation, in accordance with Section 7.2(a)(i), or (b) the fifth business day after the determination of the price per share in accordance with Section 7.2(b)(i), or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the shares of common stock being purchased under this Section 7.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such shares of common stock shall be free and clear of any liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such shares of common stock. The Corporation shall deliver at closing payment in full in immediately available funds for such shares of common stock. At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(d) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from this Article 7 of these bylaws:

(i) so long as the Stockholders Agreement remains in effect, may transfer all or a portion of his, her or its shares of common stock in accordance with the provisions of the Stockholders Agreement;

(ii) a stockholder who is an individual may transfer all or a portion of his shares of common stock (during life or upon death) to (i) a member of his or her immediate family, which shall include his or her spouse, siblings, children or grandchildren; or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such individual or one or more of his or her spouse, siblings, children or grandchildren; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any shares of common stock, no person other than such stockholder or one or more of his or her spouse, siblings, children or grandchildren may be or may become beneficiaries, stockholders, limited or general partners or members thereof; and

(iii) each stockholder that is not an individual may transfer all or a portion of its shares of common stock to any of its Affiliates (as defined in the Stockholders Agreement).

(e) The provisions of this bylaw may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation.

(f) Any transfer, or purported transfer, of common stock of the Corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

(g) The foregoing right of first refusal shall terminate on the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

(h) The certificates representing shares of common stock of the Corporation held by stockholders who or that are not party to the Stockholders Agreement shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(i) The Corporation may assign its rights hereunder.

ARTICLE 8.

INDEMNIFICATION

Section 8.1 Indemnification. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the board of directors at any time specifies that such persons are entitled to the benefits of this Article 8. The indemnification and advancement of expenses pursuant to this Article 8 shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the certificate of incorporation, any separate contract or agreement or applicable law.

Section 8.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the statute, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

Section 8.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Section 8.4 Binding Effect. The provisions of this Article 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be, and shall be legally bound. No repeal or modification of this Article 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts

Section 8.5 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its board of directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

Section 8.6 Survival of Right. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article 8 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

ARTICLE 9.

GENERAL PROVISIONS

Section 9.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 9.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.3 Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 9.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 9.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 9.6 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.7 Contracts. The board of directors may authorize any officer, agent or employee to enter into any contract, instrument or agreement on behalf of the Corporation, and the authority granted may be general or confined to specific instances. Except as provided in this section or as authorized by the board of directors, no officer, agent, or employee, other than the president, any vice president, the secretary or the treasurer, shall have any power or authority to bind the Corporation by any contract, instrument or agreement, to pledge its credit, or to render it liable, for any purpose or any amount.

Section 9.8 Voting of Corporation’s Securities. Unless otherwise ordered by the board of directors, the president or any vice president, or, such other officer as may be designated by the board of directors to act in the absence of the president or any vice president, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings the president, or such other officer of the Corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the president, or such other officer, and attest the same. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE 10.

AMENDMENT OF BYLAWS

Section 10.1 Procedure. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting; provided that any such alteration, amendment, repeal or adoption must be in a manner consistent with the certificate of incorporation.

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